ACTEL CORPORATION Q2 2004 EARNINGS RELEASE


Contact:  Jon Anderson, Actel Corporation (650) 318-4445


For Release:  July 21, 2004 @ 1:15 P.M. PDT



              ACTEL ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS


     Mountain View, Calif. - Actel Corporation (NASDAQ: ACTL) today announced net revenues of $43.7 million for the second quarter of 2004, up 19 percent from the second quarter of 2003 and 4 percent from the first quarter of 2004.


     Pro-forma net income, which excludes acquisition-related amortization and other non-operating items, was $3.2 million for the second quarter of 2004 compared with $2.0 million in the second quarter of 2003 and $3.2 million in the first quarter of 2004. Pro-forma earnings were $0.12 per diluted share compared with $0.08 for the second quarter of 2003 and $0.12 for the first quarter of 2004.


     Including all amortization and other costs in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $2.5 million, or $0.09 per diluted share, for the second quarter of 2004 compared with net income of $1.4 million, or $0.05 per share, for the second quarter of 2003 and $2.5 million, or $0.09 per diluted share, for the first quarter of 2004.


     Gross margin was 61.0 percent for the second  quarter of 2004 compared with
60.2 percent for the second quarter of 2003 and 60.9 percent for the first quarter of 2004.


During the second quarter, Actel:


     o Announced that improved versions of its radiation tolerant RTSX-S FPGAs are available from UMC's wafer foundry. RTSX-S devices have been widely adopted for radiation-intensive and space-flight applications.


     o Announced the availability of engineering samples for all three devices in its high-density RTAX-S family of radiation tolerant FPGAs. The RTAX-S family has up to five times the density of the RTSX-S family, significantly expanding the number of space-flight applications that can be supported by Actel FPGAs.


Business Outlook - Third Quarter 2004

     The company believes that third quarter revenues will remain flat sequentially, plus or minus two percent. Gross margin is expected to be about 61%. Operating expenses are anticipated to come in at approximately $23.9 million. Other income is expected to be about $0.7 million. The tax rate for the quarter is anticipated to be about 11%. Share count is expected to be approximately 26.6 million shares.


     A conference call to discuss second quarter results will be held today at 2:30 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel's web site, www.actel.com. In addition, the company expects to issue a press release providing a financial update during the second week of September.


     Actel Corporation is a supplier of innovative programmable logic solutions, including FPGAs based on antifuse and flash technologies, high-performance intellectual property (IP) cores, software development tools and design services, targeted for the high-speed communications, application-specific integrated circuit (ASIC) replacement and radiation-tolerant markets. Founded in 1985, Actel employs more than 500 people worldwide. The Company is traded on the Nasdaq National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, CA 94043-4655. Telephone: 888-99-ACTEL (992-2835). Internet: http://www.actel.com.


     The statements under the heading "Business Outlook - Third Quarter 2004" are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the "Risk Factors" in Actel's most recent Form 10-Q, which can be found on Actel's web site, www.actel.com. Actel's quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel's stock to decline significantly.


Editor's Note: The Actel name and logo are trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

                                ACTEL CORPORATION

                        CONSOLIDATED STATEMENTS OF INCOME
               (unaudited, in thousands except per share amounts)



                                                            Three Months Ended                   Six Months Ended
                                                   --------------------------------------    ------------------------
                                                     Jul. 4,       Jul. 6,       Apr. 4,       Jul. 4,       Jul. 6,
                                                      2004          2003          2004          2004          2003
                                                   --------------------------------------    ------------------------
Net revenues..................................     $   43,688    $   36,609    $   42,153    $   85,841    $   70,950
Costs and expenses:
   Cost of revenues...........................         17,054        14,584        16,497        33,551        29,313
   Research and development...................         11,578         9,851        10,663        22,241        19,364
   Selling, general, and
      administrative..........................         11,852        11,070        11,811        23,663        22,102
   Amortization of acquisition-related
      intangibles.............................            663           663           663         1,326         1,344
                                                   ----------    ----------    ----------    ----------    ----------
         Total costs and expenses.............         41,147        36,168        39,634        80,781        72,123
                                                   ----------    ----------    ----------    ----------    ----------
Income (loss) from operations.................          2,541           441         2,519         5,060        (1,173)
Interest income and other, net................            676           815           656         1,332         1,807
                                                   ----------    ----------    ----------    ----------    ----------
Income (loss) before tax (benefit) provision..          3,217         1,256         3,175         6,392           634
Tax (benefit) provision.......................            713          (130)          635         1,348          (983)
                                                   ----------    ----------    ----------    ----------    ----------
Net income....................................     $    2,504    $    1,386    $    2,540    $    5,044    $    1,617
                                                   ==========    ==========    ==========    ==========    ==========
Net income (loss) per share:
   Basic......................................     $     0.10    $     0.06    $     0.10    $     0.20    $     0.07
                                                   ==========    ==========    ==========    ==========    ==========
   Diluted....................................     $     0.09    $     0.05    $     0.09    $     0.19    $     0.06
                                                   ==========    ==========    ==========    ==========    ==========

Shares used in computing net income (loss)
per share:
   Basic......................................         25,749        24,550        25,620        25,685        24,444
                                                   ==========    ==========    ==========    ==========    ==========
   Diluted....................................         26,584        25,776        27,324        26,954        25,453
                                                   ==========    ==========    ==========    ==========    ==========


                                ACTEL CORPORATION

                              PRO-FORMA INFORMATION
                   EXCLUDING ACQUISITION-RELATED AMORTIZATION
                                 AND OTHER ITEMS
                    (in thousands, except per share amounts)

     The following Pro-Forma supplemental information adjusts for the effect of acquisition-related amortization and other non-operating items. Not all acquisition-related amortization charges are deductible for income tax purposes. The tax implications of these items have been included in the determination of pro forma net income. This pro forma information is not prepared in accordance with generally accepted accounting principles (GAAP).


                                                           Three Months Ended                   Six Months Ended
                                                   --------------------------------------    ------------------------
                                                     Jul. 4,       Jul. 6,       Apr. 4,       Jul. 4,       Jul. 6,
                                                      2004          2003          2004          2004          2003
                                                   --------------------------------------    ------------------------

Pro-Forma operating costs and expenses......       $   23,430    $   20,921    $   22,474    $   45,904    $   41,466
Pro-Forma operating income (loss)...........       $    3,204    $    1,104    $    3,182    $    6,386    $      171
Pro-Forma net income........................       $    3,167    $    1,958    $    3,203    $    6,370    $    2,870
Pro-Forma basic earnings per share..........       $     0.12    $     0.08    $     0.13    $     0.25    $     0.12
Pro-Forma diluted earnings per share........       $     0.12    $     0.08    $     0.12    $     0.24    $     0.11



                        PRO-FORMA TO GAAP RECONCILIATION
                            (unaudited, in thousands)


                                                            Three Months Ended                   Six Months Ended
                                                   --------------------------------------    ------------------------
                                                     Jul. 4,       Jul. 6,       Apr. 4,       Jul. 4,       Jul. 6,
                                                      2004          2003          2004          2004          2003
                                                   --------------------------------------    ------------------------

Pro-Forma net income........................       $    3,167    $    1,958    $    3,203    $    6,370    $    2,870

Amortization of acquisition-related
 intangibles................................             (663)         (663)         (663)       (1,326)       (1,344)

Gains on sales and write-downs of strategic
   equity investments, net of tax...........                -            91             -             -            91
                                                   ----------    ----------    ----------    ----------    ----------
GAAP net income.............................       $    2,504    $    1,386    $    2,540    $    5,044    $    1,617
                                                   ==========    ==========    ==========    ==========    ==========


                                ACTEL CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                            (unaudited, in thousands)


                                                                                             Jul. 4,       Jan. 4,
                                                                                              2004          2004
                                                                                           ------------  ------------

                                     ASSETS


Current assets:
   Cash and cash equivalents...........................................................    $     17,816  $     13,648
   Short-term investments..............................................................         148,324       144,765
   Accounts receivable, net............................................................          25,099        20,537
   Inventories, net....................................................................          36,240        38,664
   Deferred income taxes...............................................................          18,786        18,786
   Prepaid expenses and other current assets...........................................           4,153         3,561
                                                                                           ------------  ------------
         Total current assets..........................................................         250,418       239,961
Property and equipment, net............................................................          21,174        19,935
Goodwill, net..........................................................................          32,142        32,142
Other assets, net......................................................................          24,112        24,719
                                                                                           ------------  ------------
                                                                                           $    327,846  $    316,757
                                                                                           ============  ============



                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable....................................................................    $      9,163  $     13,140
   Accrued salaries and employee benefits..............................................           5,842         7,081
   Other accrued liabilities...........................................................           6,171         6,117
   Deferred income on shipments to distributors .......................................          29,244        22,545
                                                                                           ------------  ------------
         Total current liabilities.....................................................          50,420        48,883
Deferred compensation plan liability...................................................           2,845         2,658
Deferred rent liability................................................................             914           783
                                                                                           ------------  ------------
         Total liabilities.............................................................          54,179        52,324
Shareholders' equity...................................................................         273,667       264,433
                                                                                           ------------  ------------
                                                                                           $    327,846  $    316,757
                                                                                           ============  ============